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                                                                     EXHIBIT 5.1

              [LETTERHEAD OF HUGHES & LUCE, L.L.P. APPEARS HERE]



                               November 18, 1996


Mississippi Chemical Corporation
P. O. Box 388
Yazoo City, Mississippi 39194

Ladies and Gentlemen:

       We have acted as counsel to Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 6,904,762 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), as described in the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission.
The Company proposes to issue Shares to the shareholders of First Mississippi Corporation, a Mississippi corporation ("First Mississippi"), in connection with the acquisition of First Mississippi's fertilizer business.

       In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

       Based on the foregoing, we are of the opinion that the Shares, when issued and sold to the First Mississippi shareholders as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

       This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Common Stock under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        HUGHES & LUCE, L.L.P